Exhibit 99.1
AMDL Contact:
Kristine Szarkowitz
Director-Investor Relations
kszarkowitz@radient-pharma.com
(Tel :) 206.310.5323
FOR IMMEDIATE RELEASE
RADIENT PHARMACEUTICALS APPOINTS
DR. ROBERT BEART JR. MD TO RPC’S BOARD OF DIRECTORS
(TUSTIN, CA) July 20, 2010/PRNewswire — Radient Pharmaceuticals Corporation (NYSE — AMEX: RPC — News), a US-based pharmaceutical company, announced today the appointment of Dr. Robert Beart Jr., MD as an independent member of RPC’s Board of Directors to fill the vacancy of the late Dr. Edward Arquilla. Dr. Beart is currently the medical director of the Glendale Hospital CRC Institute. Previously he had been with the University of Southern California (USC) since 1992, establishing the Division of Colorectal Surgery in the USC Department of Surgery as well as launching the USC Center for Colorectal Diseases at USC University Hospital and USC/Norris Cancer Center and Hospital. His appointment increases the number of independent directors at RPC to three.
Dr. Beart is a recognized specialist and expert in colorectal diseases and cancer, pioneer of the ileal pouch-anal anastomosis, and thought leader in the medical, scientific and research communities. Dr. Beart’s primary experience and research includes continence preservation, colostomy avoidance and the identification and management of recurrent colorectal cancer. He has broad and deep clinical involvement in colorectal diseases, covering key areas that include colorectal cancer, chronic constipation and diarrhea, anorectal health care issues and diverticulitis, fecal incontinence, recurrent rectal cancer, inflammatory bowel disease and polyps.
From 1976 through 1992 Dr. Beart worked at the Mayo Clinic in Rochester, Minnesota where he was Chairman of Department of Colorectal Surgery and pioneered the ileal pouch-anal anastomosis. He is a past president of the American Society of Colon and Rectal Surgeons, the Society of Surgery of the Alimentary Tract and the International Society of University Colorectal Surgeons. He had his surgical training at the University of Colorado and the Mayo Clinic. Dr. Beart graduated from Harvard Medical School in 1971 and is board-certified and recertified in General and Colorectal Surgery.
According to Radient Pharmaceuticals Chairman and CEO Mr. Douglas MacLellan, “Dr. Beart brings extensive experience and expertise in oncology, specifically as it relates to colorectal health issues, diseases and cancer, to RPC that will be invaluable as we work to advance our In Vitro Diagnostic cancer test, vaccines and therapies. His innovative brilliance, success and deep relationship across the medical, research and scientific communities is a tremendous asset to

Beart Appointment

our product commercialization and corporate development efforts. We are delighted to welcome him to our Board.”
“I am very excited to join Radient’s Board of Director and look forward to supporting the development of its portfolio of promising IVD cancer test, vaccines and therapies,” commented Dr. Beart. “The company is on a tremendous growth trajectory and I believe it offers a very promising future to physicians and their cancer patients, the business community and to RPC shareholders.”
For additional information on RPC and its portfolio of cancer products visit the Company’s corporate website at www.Radient-Pharma.com. For Investor Relations information contact Kristine Szarkowitz at kszarkowitz@Radient-Pharma.com or 1.206.310.5323.
About Radient Pharma:
Headquartered in Tustin, California, Radient Pharmaceuticals Corporation is an integrated pharmaceutical company devoted to the research, development, manufacturing, and marketing of diagnostic, and premium skin care products.
Forward Looking Statements:
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this document include certain predictions and projections that may be considered forward-looking statements under securities law. These statements involve a number of important risks and uncertainties that could cause actual results to differ materially including, but not limited to, the performance of joint venture partners, as well as other economic, competitive and technological factors involving the Company’s operations, markets, services, products, and prices. With respect to Radient Pharmaceuticals Corporation, except for the historical information contained herein, the matters discussed in this document are forward-looking statements involving risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements.
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